UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Settlement and Patent License Agreements
On June 6, 2013, TiVo Inc. (“TiVo”) entered into an agreement  (the “Agreement”) with ARRIS Group, Inc. (“Arris”) (owner of General Instrument Corporation, formerly a subsidiary of Motorola Mobility, Inc.), Cisco Systems, Inc. (“Cisco”), and Google Inc. (“Google”) (owner of Motorola Mobility, LLC formerly Motorola Mobility, Inc.), pursuant to which the parties have agreed to settle and dismiss all outstanding litigation between them, including Time Warner Cable, (as described in TiVo's periodic reports filed with the Securities and Exchange Commission (the "Commission")), provide licenses to certain patents between the parties, and release patent infringement claims between the parties with respect to all outstanding litigation in exchange for a monetary payment to TiVo by Google and Cisco.  Pursuant to the Agreement, TiVo will enter into settlement and patent license agreements with Arris, Cisco and Google.
Under the terms of the Agreement, TiVo will be paid a single lump sum of $490,000,000 upon execution of the settlement and patent license agreements with Arris, Cisco and Google.
Pursuant to the Agreement, TiVo has agreed to grant Arris a limited license to TiVo's US Patent Nos.: 6,233,389; 7,529,465; 6,792,195; and 7,493,015 (the “TiVo patents-in-suit”). Furthermore, TiVo, on the one hand, and Google and Cisco, each separately on the other hand, have agreed to a license to the patents-in-suit and a limited cross-license to all other patents and patent applications of each party applicable to the video field (as defined in the Agreement), subject to certain limitations and exclusions applicable to each party as well as cross-covenants not to sue the other party for infringement of any other patents for a period of five years.
The agreement with Google will expire on July 31, 2018. The agreement with Cisco will expire ten years from its effective date. The agreement with Arris will expire on the date of the expiration of the last to expire of the TiVo patents-in-suit.
Similar to prior settlements, the timing of TiVo's revenue recognition for the settlement payment will differ from its receipt of the cash payment. During its current quarter, TiVo expects that it will recognize a portion of the lump sum payment as consideration for past damages with the remaining amount to be recognized as licensing revenue in future periods over the duration of the licenses granted.
The foregoing description of the agreements is qualified in its entirety by reference to the full text of the settlement and patent license agreements with Arris, Cisco and Google which will be filed with the Commission as exhibits to the TiVo's Form 10-Q for the quarter ending July 31, 2013 and are incorporated by reference herein. TiVo intends to seek confidential treatment of certain terms of the agreements in connection with its filing in accordance with the procedures of the Commission.
This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the receipt of money in connection with the settlement of its patent litigation with Arris, Cisco, Time Warner Cable, and Google, TiVo's expectations that its revenue recognition for the settlement payments will differ from its receipt of cash payments and that TiVo expects to recognize a portion of the lump sum payment as consideration for past damages and the rest as license revenue in future periods over the duration of the licenses granted. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in TiVo's public reports filed with the Securities and Exchange Commission, including TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2013, as amended, our Quarterly Reports on Form 10-Q for the period ended April 30, 2013 and Current Reports on Form 8-K. TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.
ITEM 7.01. Regulation FD Disclosure.
A copy of the press release issued by TiVo on June 7, 2013 regarding the settlement and patent license agreements described in this report as well as the announcement that TiVo's Board of Directors approved an extension and increase in TiVo's stock repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.
ITEM 9.01. Financial Statements and Exhibits.

(d)           The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press Release of TiVo Announcing Settlement and Patent License Agreements with Arris, Cisco, Time Warner Cable, and Google and the increase of TiVo's stock repurchase program, issued on June 7, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: June 6, 2013	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TiVo Announcing Settlement and Patent License Agreements with Arris, Cisco, Time Warner Cable, and Google and the increase of TiVo's stock repurchase program, issued on June 7, 2013.